                                                                   EXHIBIT 10.10

                             STOCK OPTION AGREEMENT

                         HUTTIG BUILDING PRODUCTS, INC.
                            2001 STOCK INCENTIVE PLAN


1.   GRANT OF OPTION

         Huttig Building Products, Inc. (the "Company") hereby grants to the recipient of the letter of the Chairman and/or Secretary of the Company ("Letter") to which this Annex A is attached ("Employee"), and the Employee accepts, an option (the "Option") to purchase from the Company, the number of shares of Huttig Building Products, Inc. common stock, $0.01 par value per share ("Common Stock"), at the option exercise price set forth in the Letter. The Letter and this Annex A together constitute the stock option agreement between the parties (the "Agreement"). Except as otherwise expressly provided herein, the Option is subject to the terms and provisions of the Huttig Building Products, Inc. 2001 Stock Incentive Plan (the "Plan"). The Option is hereby designated as a non-qualified stock option that does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2.   TERM OF OPTION; EXERCISABILITY

         The Option shall be exercisable in whole or in part (in lots of ten shares or any multiple thereof) from time to time beginning from the date hereof, subject to the provision that an Option may not be exercised by the Employee, except as provided in paragraphs 4 and 5 hereof, (a) more than 90 days after the termination of his employment by the Company or a subsidiary, or more than 10 years from the date the Option is granted, whichever period is shorter, or (b) prior to the expiration of one year from the date of grant as indicated in the Letter, and provided further that the Option may not be exercised in excess of 50% of the total shares subject to the Option during the second year after the date of grant, 75% during the third year and 100% thereafter during the remainder of the Option term. Notwithstanding the foregoing, the Option will be exercisable in full prior to the date indicated in the preceding sentence as of the date that the average of the high and low sales prices of the Common Stock over any 10 consecutive trading days equals or exceeds two times the option price set forth in the Letter.

3.   FORM OF EXERCISE

         The purchase price of the shares purchased upon the exercise of the Option shall be paid in full at the time of exercise in cash or in whole or in part by tendering (either actually or by attestation) shares of Common Stock; provided, however, that if shares acquired pursuant to this Option or any other option granted under a stock compensation plan of the Company are utilized to pay such purchase price, such shares must have been acquired by the Employee more than six months prior to the exercise of this Option or held for such other period of time as the Organization and Compensation Committee of the Board of Directors of the Company (the

"Committee") may establish. The value of each share delivered in payment of all or part of the purchase price upon the exercise of the Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. The Option may also be exercised in accordance with a cashless exercise program under which, if so instructed by the Employee, shares of Common Stock may be issued directly to the Employee's broker or dealer upon receipt of an irrevocable written notice of exercise from the Employee. The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize the acceptance of the surrender of the right to exercise the Option or a portion thereof (but only to the extent and in the amounts that the Option shall then be exercisable) and payment by the Company of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option, or portion thereof, over the aggregate option price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value), or in cash, or partly in cash and partly in Common Stock, as the Committee shall determine. For the purposes of this Agreement, the term "Fair Market Value" as of any day shall mean the average of the high and low sales prices of the Common Stock on the New York Stock Exchange Composite Transaction Tape on such day or, if no sale of such Common Stock has been recorded on such day, on the next preceding date on which a sale was so made.

4.   EXERCISE UPON TERMINATION OF EMPLOYMENT

         If the Employee's employment with the Company or one of its subsidiaries terminates due to permanent disability (as determined by the Committee) or the Employee's retirement on or after reaching age 65, or after a Change In Control (as defined below), the Employee may exercise this Option, in whole or in part, whether or not previously exercisable, and/or the Committee may authorize the acceptance of the surrender of the right to exercise this Option or any portion thereof as provided in paragraph 3, at any time within 90 days after such termination due to permanent disability or retirement, or termination after a Change In Control, but not after the expiration of the term of this Option.

         If the Employee's employment is terminated for any reason other than death, disability or retirement or after a Change In Control, this Option may be exercised in whole or in part, at any time within 90 days after such termination of employment, but only to the extent this Option is vested and exercisable at the date of termination in accordance with Paragraph 2, and in any event, not later than the expiration of the term of this Option.

         For purposes of this Agreement, the term "Change In Control" shall mean
(i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock,
(ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of consummation of any Merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a Merger of the Company in which the holders of Common Stock of the Company immediately prior to the Merger would own more than 50% of the common stock of the surviving corporation immediately after the Merger, (iv) the date of consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company, or (vi) the date upon which the individuals who constitute the Board as of the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall, for purposes of this Agreement, be considered as though such person were a member of the Incumbent Board.

5.   DEATH

         If the Employee shall die while employed by the Company or a subsidiary or within 90 days of the cessation or termination of such employment due to permanent disability or retirement, or termination after a Change In Control as described in paragraph 4, this Option may be exercised, in whole or in part, whether or not previously exercisable, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Option or any portion thereof as provided in paragraph 3, by the estate of such Employee (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance), at any time within one year after the death of such Employee, but not after the expiration of the term of the Option.

6.   DELIVERY OF STOCK CERTIFICATES

         The obligation of the Company to sell and deliver shares of Common Stock under this Option shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a Registration Statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

7.   ASSIGNMENT AND TRANSFER

         The Option shall not be transferable by the Employee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him, except that the Option may be transferable, without payment of consideration, to immediate family members of the Employee or to trusts or partnerships for the benefit of such family members. Except as provided herein, neither this Option nor the rights appurtenant hereto shall be subject to execution, attachment or similar process. Any attempt by the Employee to assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby contrary to the provisions of this Agreement, shall be null and void, and the Company shall have the right, at its option, to declare this Agreement and the rights and privileges hereby conferred immediately terminated.

8.   ADJUSTMENT OF OPTION

         In the event that there is an increase in the number of issued shares of Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares subject to purchase under this Option shall be increased and the price per share shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares remaining subject to purchase under this Option shall be decreased and the price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any merger, consolidation, reorganization or liquidation in part or in whole, the Committee may make such adjustment in the number of shares subject to this Option and the price thereof as the Committee, in its reasonable discretion, deems appropriate. In the event of an exchange of Common Stock, or other securities of the Company convertible into Common Stock, for the stock or securities of another corporation, the Committee may, in the exercise of its sole discretion, equitably substitute such new stock or securities for a portion or all of the shares of Common Stock then subject to this Option.

9.   WITHHOLDING TAXES

         The Employee shall pay to the Company in cash the amount of any taxes which the Company is required to withhold upon the exercise of this Option, provided that the Company may, in accordance with such rules as the Committee may from time to time adopt, accept shares of Common Stock received in connection with the exercise of this Option being taxed or otherwise previously acquired in satisfaction of such withholding requirements or up to the entire tax liability arising from the exercise of such Option.

10.  GENERAL

         Except as otherwise expressly set forth in this Agreement, any notice required to be given to the Employee shall be sent to the address of the Employee as the same appears on the records of the Company, or at such other address as the Employee may hereafter designate in writing, and all notices required to be given to the Company shall be addressed to the Secretary of the Company at the address set forth in the Letter. Any such notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States.

         The Employee shall not be deemed for any purpose to be a stockholder of the Company in respect of any shares as to which the Option shall not have been exercised as herein provided.

         Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Employee, with or without cause.

         Nothing in this Agreement or otherwise shall obligate the Company to permit the Option to be exercised other than in accordance with the terms hereof or to grant any waivers of the terms of this Agreement, regardless of what actions the Company, the Board of Directors or the Committee may take or waivers the Company, the Board of Directors or the Committee may grant under the terms of or with respect to any options now or hereafter granted to any other person or any other options granted to the Employee.

         This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and performed wholly within the State of Delaware (regardless of the laws that might otherwise govern under applicable conflicts of laws principles).

         This Agreement sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Any modification, amendment or waiver to this Agreement will be effective only if it in writing signed by the Company and the Employee. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of that or any other provision of this Agreement.

         In the event of any conflict between the terms of this Agreement and the terms of the Plan, as amended from time to time, the terms of such Plan shall be controlling.